Exhibit 99.1

News Release

Abbott Reports 2018 Results and Issues Strong Forecast for 2019

•                 Full-year 2018 sales growth of 11.6 percent; organic sales growth of 7.3 percent

•                 Issues financial outlook for 2019, reflecting double-digit EPS growth and 6.5 to 7.5 percent organic sales growth

ABBOTT PARK, Ill., Jan. 23, 2019 — Abbott today announced financial results for the fourth quarter and full year ended Dec. 31, 2018, and issued financial outlook for 2019.

•                  Full-year 2018 worldwide sales of $30.6 billion increased 11.6 percent on a reported basis and 7.3 percent on an organic* basis.

•                  Reported diluted EPS from continuing operations under GAAP was $1.31 in the full year 2018 and adjusted diluted EPS from continuing operations, which excludes specified items, was $2.88, reflecting 15.2 percent growth1.

•                  Fourth-quarter worldwide sales of $7.8 billion increased 2.3 percent on a reported basis and 6.4 percent on an organic basis.

•                  Reported diluted EPS from continuing operations under GAAP was $0.37 in the fourth quarter and adjusted diluted EPS from continuing operations, which excludes specified items, was $0.81.

•                  Abbott issues full-year 2019 guidance for organic sales growth of 6.5 to 7.5 percent2, which excludes the impact of foreign exchange, and diluted EPS from continuing operations on a GAAP basis of $1.80 to $1.90. Projected full-year adjusted diluted EPS from continuing operations is $3.15 to $3.25, reflecting double-digit growth at the mid-point.

•                  In 2018, Abbott generated strong operating cash flow and paid down more than $8 billion of debt.

•                  During 2018, Abbott returned $2 billion to shareholders in the form of dividends and, in December, announced a 14.3 percent increase in its quarterly common dividend.

•                  In October, Abbott received U.S. FDA approval of its HeartMate 3TM left ventricular assist device as a destination (long-term use) therapy. In January 2019, Abbott announced U.S. FDA approval of its TactiCathTM Contact Force Ablation Catheter, Sensor EnabledTM, a new catheter designed to help physicians accurately and effectively treat atrial fibrillation, a form of irregular heartbeat.

“2018 was another outstanding year for Abbott,” said Miles D. White, chairman and chief executive officer, Abbott. “We exceeded the organic sales growth range we set at the beginning of the year, achieved a number of significant advances in our pipeline, and significantly improved our balance sheet and strategic flexibility. We’re very well-positioned heading into 2019.”

—more—

* See note on organic growth on the next page.

FOURTH-QUARTER AND FULL-YEAR 2018 BUSINESS OVERVIEW

Note: Management believes that measuring sales growth rates on an organic basis is an appropriate way for investors to best understand the underlying performance of the business.

For 2018, Organic sales growth:

•                 Excludes prior year results for the Abbott Medical Optics (AMO) and St. Jude Medical vascular closure businesses, which were divested during the first quarter 2017;

•                 Excludes the current and prior year results for Rapid Diagnostics, which reflect results for Alere Inc., which was acquired on Oct. 3, 2017;

•                 Excludes the prior year fourth quarter results for a non-core business within U.S. Adult Nutrition, which was discontinued during the third quarter 2018; and

•                 Excludes the impact of foreign exchange.

Following are sales by business segment and commentary for the fourth quarter and full year 2018:

Total Company

($ in millions)

				% Change vs. 4Q17
	Sales 4Q18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	2,755	5,010	7,765	3.0	2.0	2.3	4.3	7.6	6.4
Nutrition	762	1,015	1,777	(0.9)	(0.1)	(0.4)	1.5	5.1	3.6
Diagnostics	699	1,262	1,961	1.1	3.9	2.9	2.5	9.4	7.4
Established Pharmaceuticals	—	1,090	1,090	n/a	(4.8)	(4.8)	n/a	3.6	3.6
Medical Devices	1,285	1,635	2,920	6.6	6.8	6.7	6.6	10.9	9.0

* Total Q4 2018 Abbott sales from continuing operations include Other Sales of $17 million.

				% Change vs. 12M17
	Sales 12M18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	10,839	19,739	30,578	12.1	11.4	11.6	4.5	8.8	7.3
Nutrition	3,075	4,154	7,229	1.5	6.7	4.4	2.1	7.6	5.2
Diagnostics	2,717	4,778	7,495	49.6	25.8	33.5	3.1	8.3	6.7
Established Pharmaceuticals	—	4,422	4,422	n/a	3.2	3.2	n/a	7.0	7.0
Medical Devices	5,011	6,359	11,370	6.4	13.2	10.1	6.5	11.3	9.1

* Total YTD 2018 Abbott sales from continuing operations include Other Sales of $62 million.

n/a = Not Applicable.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Fourth-quarter 2018 worldwide sales of $7.8 billion increased 2.3 percent on a reported basis. On an organic basis, worldwide sales increased 6.4 percent. For the full-year 2018, worldwide sales increased 11.6 percent on a reported basis and 7.3 percent on an organic basis. Refer to pages 16 and 17 for a reconciliation of adjusted historical revenue.

Nutrition

($ in millions)

				% Change vs. 4Q17
	Sales 4Q18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	762	1,015	1,777	(0.9)	(0.1)	(0.4)	1.5	5.1	3.6
Pediatric	467	546	1,013	3.7	(0.8)	1.2	3.7	3.7	3.7
Adult	295	469	764	(7.5)	0.9	(2.5)	(1.8)	6.6	3.5

				% Change vs. 12M17
	Sales 12M18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	3,075	4,154	7,229	1.5	6.7	4.4	2.1	7.6	5.2
Pediatric	1,843	2,254	4,097	3.7	6.7	5.3	3.7	7.2	5.6
Adult	1,232	1,900	3,132	(1.7)	6.6	3.2	(0.3)	8.0	4.6

Worldwide Nutrition sales decreased 0.4 percent on a reported basis in the fourth quarter. On an organic basis, sales increased 3.6 percent. For the full-year 2018, worldwide sales increased 4.4 percent on a reported basis and 5.2 percent on an organic basis. Refer to pages 16 and 17 for a reconciliation of adjusted historical revenue.

Worldwide Pediatric Nutrition sales increased 1.2 percent on a reported basis in the fourth quarter, including an unfavorable 2.5 percent effect of foreign exchange, and increased 3.7 percent on an organic basis. International pediatric sales decreased 0.8 percent on a reported basis, including an unfavorable 4.5 percent effect of foreign exchange, and increased 3.7 percent on an organic basis. Performance in the quarter was led by above-market growth in the U.S. and strong growth across several markets in Asia and Latin America, including China, Vietnam and Mexico.

Worldwide Adult Nutrition sales decreased 2.5 percent on a reported basis in the fourth quarter, and increased 3.5 percent on an organic basis. International adult sales increased 0.9 percent on a reported basis, including an unfavorable 5.7 percent effect of foreign exchange, and increased 6.6 percent on an organic basis. Worldwide sales performance was led by strong growth of Ensure®, Abbott’s market-leading complete and balanced nutrition brand, and Glucerna®, Abbott’s market-leading diabetes-specific nutrition brand.

Diagnostics

($ in millions)

				% Change vs. 4Q17
	Sales 4Q18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	699	1,262	1,961	1.1	3.9	2.9	2.5	9.4	7.4
Core Laboratory	260	893	1,153	7.1	4.4	5.0	7.1	10.1	9.4
Molecular	38	85	123	1.8	1.2	1.4	1.8	4.7	3.8
Point of Care	108	29	137	(6.7)	(0.6)	(5.5)	(6.7)	1.1	(5.1)
Rapid Diagnostics *	293	255	548	(0.9)	3.9	1.3	n/a	n/a	n/a

* Rapid Diagnostics reflects sales from Alere Inc., which was acquired on Oct. 3, 2017. Organic growth rates above exclude results from the Rapid Diagnostics business.

n/a = Percent change is not applicable as organic results exclude Rapid Diagnostics in 2018.

				% Change vs. 12M17
	Sales 12M18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	2,717	4,778	7,495	49.6	25.8	33.5	3.1	8.3	6.7
Core Laboratory	985	3,401	4,386	7.0	8.3	8.0	7.0	8.3	8.0
Molecular	152	332	484	(4.8)	9.7	4.7	(4.8)	9.1	4.3
Point of Care	432	121	553	(2.0)	10.0	0.4	(2.0)	9.2	0.3
Rapid Diagnostics *	1,148	924	2,072	n/m	n/m	n/m	n/m	n/m	n/m

* Rapid Diagnostics reflects sales from Alere Inc., which was acquired on Oct. 3, 2017. Organic growth rates above exclude results from the Rapid Diagnostics business.

n/m = Percent change is not meaningful.

Worldwide Diagnostics sales increased 2.9 percent on a reported basis in the fourth quarter. On an organic basis, sales increased 7.4 percent. For the full-year 2018, worldwide sales increased 33.5 percent on a reported basis and 6.7 percent on an organic basis. Refer to pages 16 and 17 for a reconciliation of adjusted historical revenue.

Core Laboratory Diagnostics sales increased 5.0 percent on a reported basis in the fourth quarter, including an unfavorable 4.4 percent effect of foreign exchange, and increased 9.4 percent on an organic basis, reflecting above-market growth in the U.S. and internationally, where Abbott is seeing continued strong adoption of Alinity TM, Abbott’s family of innovative and highly differentiated diagnostic instruments.

Molecular Diagnostics sales increased 1.4 percent on a reported basis in the fourth quarter, including an unfavorable 2.4 percent effect of foreign exchange, and increased 3.8 percent on an organic basis. Worldwide sales were led by growth in infectious disease testing, Abbott’s core area of focus in the molecular diagnostics market.

Point of Care Diagnostics sales decreased 5.5 percent on a reported basis in the fourth quarter, including an unfavorable 0.4 percent effect of foreign exchange, and decreased 5.1 percent on an organic basis.

Rapid Diagnostics worldwide sales of $548 million were led by infectious disease and cardiometabolic testing.

Established Pharmaceuticals

($ in millions)

				% Change vs. 4Q17
	Sales 4Q18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	1,090	1,090	n/a	(4.8)	(4.8)	n/a	3.6	3.6
Key Emerging Markets	—	838	838	n/a	(6.2)	(6.2)	n/a	4.3	4.3
Other	—	252	252	n/a	0.2	0.2	n/a	1.3	1.3

				% Change vs. 12M17
	Sales 12M18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	4,422	4,422	n/a	3.2	3.2	n/a	7.0	7.0
Key Emerging Markets	—	3,363	3,363	n/a	1.7	1.7	n/a	7.4	7.4
Other	—	1,059	1,059	n/a	8.1	8.1	n/a	5.8	5.8

Established Pharmaceuticals sales decreased 4.8 percent on a reported basis in the fourth quarter, including an unfavorable 8.4 percent effect of foreign exchange, and increased 3.6 percent on an organic basis. As expected, sales growth in the fourth quarter was negatively impacted by a comparison versus the fourth-quarter of 2017, when organic sales grew 14.0 percent.

Key Emerging Markets include India, Brazil, Russia and China along with several additional emerging countries that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these geographies decreased 6.2 percent on a reported basis in the fourth quarter, including an unfavorable 10.5 percent effect of foreign exchange, and increased 4.3 percent on an organic basis. For the full-year 2018, sales in key emerging markets increased 1.7 percent on a reported basis and 7.4 percent on an organic basis led by double-digit growth in India and China.

Other sales increased 0.2 percent on a reported basis in the fourth quarter and 1.3 percent on an organic basis. For the full-year 2018, Other sales increased 8.1 percent on a reported basis and 5.8 percent on an organic basis.

Medical Devices

($ in millions)

				% Change vs. 4Q17
	Sales 4Q18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	1,285	1,635	2,920	6.6	6.8	6.7	6.6	10.9	9.0
Cardiovascular and Neuromodulation	1,150	1,240	2,390	3.3	2.4	2.8	3.3	6.3	4.8
Rhythm Management	241	264	505	(2.6)	(6.4)	(4.6)	(2.6)	(2.3)	(2.5)
Electrophysiology	200	243	443	23.6	11.6	16.7	23.6	15.0	18.7
Heart Failure	125	53	178	(2.8)	20.9	3.2	(2.8)	24.3	4.0
Vascular	272	448	720	(5.3)	0.4	(1.8)	(5.3)	4.1	0.4
Structural Heart	135	191	326	19.6	7.9	12.4	19.6	12.4	15.2
Neuromodulation	177	41	218	1.0	(6.7)	(0.5)	1.0	(1.7)	0.5
Diabetes Care	135	395	530	46.4	23.2	28.3	46.4	28.4	32.4

				% Change vs. 12M17
	Sales 12M18			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	5,011	6,359	11,370	6.4	13.2	10.1	6.5	11.3	9.1
Cardiovascular and Neuromodulation	4,554	4,883	9,437	4.0	7.7	5.9	4.2	5.9	5.0
Rhythm Management	1,019	1,072	2,091	(1.1)	(0.1)	(0.6)	(1.1)	(1.9)	(1.5)
Electrophysiology	764	904	1,668	25.5	17.1	20.8	25.5	15.0	19.6
Heart Failure	467	179	646	(4.8)	17.4	0.4	(4.8)	15.4	—
Vascular	1,126	1,803	2,929	(4.5)	5.3	1.3	(4.0)	3.6	0.5
Structural Heart	488	751	1,239	12.9	15.5	14.4	12.9	13.1	13.0
Neuromodulation	690	174	864	8.3	1.3	6.8	8.3	(0.3)	6.5
Diabetes Care	457	1,476	1,933	37.7	36.4	36.7	37.7	33.9	34.8

Worldwide Medical Devices sales increased 6.7 percent on a reported basis in the fourth quarter. On an organic basis, sales increased 9.0 percent. For the full-year 2018, worldwide sales increased 10.1 percent on a reported basis and 9.1 percent on an organic basis. Refer to page 17 for a reconciliation of adjusted historical revenue.

In Electrophysiology, growth was led by strong performance in cardiac mapping and ablation catheters. In January 2019, Abbott announced U.S. FDA approval of its TactiCath Contact Force Ablation Catheter, Sensor Enabled, a new catheter designed to help physicians accurately and effectively treat atrial fibrillation.

Growth in Structural Heart was driven by several product areas across Abbott’s broad portfolio, including AMPLATZERTM PFO Occluder, a device designed to close a hole-like opening in the heart, and MitraClip®, Abbott’s market-leading device for the minimally invasive treatment of mitral regurgitation, a leaky heart valve.

In Diabetes Care, sales increased 28.3 percent on a reported basis and 32.4 percent on an organic basis in the fourth quarter, led by rapid market uptake of FreeStyle® Libre, Abbott’s revolutionary sensor-based continuous glucose monitoring system, which removes the need for routine fingersticks3 for people with diabetes.

ABBOTT ISSUES GUIDANCE FOR 2019

Abbott is issuing full-year 2019 guidance for organic sales growth of 6.5 to 7.5 percent2, which excludes the impact of foreign exchange, and diluted earnings per share from continuing operations under Generally Accepted Accounting Principles (GAAP) of $1.80 to $1.90. Abbott forecasts net specified items for the full year 2019 of $1.35 per share. Specified items include intangible amortization expense, acquisition-related expenses, charges associated with cost reduction initiatives and other expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $3.15 to $3.25 for the full year 2019.

Abbott is issuing first-quarter 2019 guidance for diluted earnings per share from continuing operations under GAAP of $0.25 to $0.27. Abbott forecasts specified items for the first quarter 2019 of $0.35 per share primarily related to intangible amortization, acquisition-related expenses, cost reduction initiatives and other expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $0.60 to $0.62 for the first quarter.

ABBOTT ANNOUNCES INCREASE IN QUARTERLY DIVIDEND

On Dec. 14, 2018, the board of directors of Abbott increased the company’s quarterly dividend to $0.32 per share from $0.28 per share, an increase of 14.3 percent. Abbott’s cash dividend is payable Feb. 15, 2019, to shareholders of record at the close of business on Jan. 15, 2019. This marks the 380th consecutive quarterly dividend to be paid by Abbott.

Abbott has increased its dividend payout for 47 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:

Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 103,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com, on LinkedIn at www.linkedin.com/company/abbott-/, on Facebook at www.facebook.com/Abbott and on Twitter @AbbottNews and @AbbottGlobal.

Abbott will webcast its live fourth-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the webcast will be available later that day.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2017, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial:

Scott Leinenweber, 224-668-0791

Michael Comilla, 224-668-1872

Lukas Szot, 224-667-2299

Abbott Media:

Darcy Ross, 224-667-3655

Elissa Maurer, 224-668-3309

1 Full-year 2018 diluted EPS from continuing operations on a GAAP basis reflects 555 percent growth.

2 Abbott has not provided the GAAP financial measure for organic sales growth on a forward-looking basis because the company is unable to predict the impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could significantly impact reported sales growth.

3 Fingersticks are required for treatment decisions when you see Check Blood Glucose symbol, when symptoms do not match system readings, when you suspect readings may be inaccurate, or when you experience symptoms that may be due to high or low blood glucose.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Fourth Quarter Ended December 31, 2018 and 2017

(in millions, except per share data)

(unaudited)

	4Q18	4Q17	% Change
Net Sales	$7,765	$7,589	2.3

Cost of products sold, excluding amortization expense	3,191	3,282	(2.8)
Amortization of intangible assets	488	560	(12.8)
Research and development	562	619	(9.3)
Selling, general, and administrative	2,359	2,477	(4.8)
Total Operating Cost and Expenses	6,600	6,938	(4.9)

Operating earnings	1,165	651	79.0	1)

Interest expense, net	152	211	(28.1)
Net foreign exchange (gain) loss	26	—	n/m
Debt extinguishment costs	86	—	n/m
Other (income) expense, net	(46)	(134)	(65.9)	1)
Earnings from Continuing Operations before taxes	947	574	65.0

Tax expense on Earnings from Continuing Operations	292	1,438	(79.7)	2)
Earnings (Loss) from Continuing Operations	655	(864)	n/m

Earnings (Loss) from Discontinued Operations, net of taxes	(1)	36	n/m

Net Earnings (Loss)	$654	$(828)	n/m

Earnings from Continuing Operations, excluding Specified Items, as described below	$1,444	$1,303	10.8	3)

Diluted Earnings (Loss) per Common Share from:

Continuing Operations	$0.37	$(0.50)	n/m

Discontinued Operations	—	0.02	n/m

Total	$0.37	$(0.48)	n/m

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.81	$0.74	9.5	3)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,774	1,746

NOTES:

See tables on page 13 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             Effective January 1, 2018, Abbott adopted Accounting Standards Update 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which resulted in a retrospective reclassification of approximately $40 million of net pension-related income from Operating earnings to Other (income) expense, net for the fourth quarter of 2017.

2)             2018 Tax expense on Earnings from Continuing Operations includes an additional $85 million of tax expense for the transition tax associated with the Tax Cuts and Jobs Act (TCJA).

2017 Tax expense on Earnings from Continuing Operations includes net expense of $1.46 billion for the estimated impact of U.S. tax reform. The provisional estimate of the impact of U.S. tax reform was based on Abbott’s initial analysis of the TCJA.

3)             2018 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $789 million, or $0.44 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions, as well as additional transition tax related to the TCJA.

2017 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $2.167 billion, or $1.24 per share, for the estimated impact of U.S. tax reform, intangible amortization expense and other expenses primarily associated with acquisitions, restructuring actions and other expenses.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Year Ended December 31, 2018 and 2017

(in millions, except per share data)

(unaudited)

	12M18	12M17	% Change
Net Sales	$30,578	$27,390	11.6

Cost of products sold, excluding amortization expense	12,706	12,409	2.4
Amortization of intangible assets	2,178	1,975	10.3
Research and development	2,300	2,260	1.7
Selling, general, and administrative	9,744	9,182	6.1
Total Operating Cost and Expenses	26,928	25,826	4.3

Operating earnings	3,650	1,564	n/m	1)

Interest expense, net	721	780	(7.6)
Net foreign exchange (gain) loss	28	(34)	n/m
Debt extinguishment costs	167	—	n/m
Other (income) expense, net	(139)	(1,413)	(90.2)	1)	2)
Earnings from Continuing Operations before taxes	2,873	2,231	28.8

Tax expense on Earnings from Continuing Operations	539	1,878	(71.3)	3)
Earnings from Continuing Operations	2,334	353	n/m

Earnings from Discontinued Operations, net of taxes	34	124	(72.6)	4)

Net Earnings	$2,368	$477	n/m

Earnings from Continuing Operations, excluding Specified Items, as described below	$5,131	$4,400	16.6	5)

Diluted Earnings per Common Share from:

Continuing Operations	$1.31	$0.20	n/m

Discontinued Operations	0.02	0.07	(71.4)	4)

Total	$1.33	$0.27	n/m

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$2.88	$2.50	15.2	5)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,770	1,749

NOTES:

See tables on page 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             Effective January 1, 2018, Abbott adopted Accounting Standards Update 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which resulted in a retrospective reclassification of approximately $160 million of net pension-related income from Operating earnings to Other (income) expense, net for the full year of 2017.

2)             2017 Other (income) expense, net includes a pretax gain of $1.163 billion from the sale of the AMO business.

3)             2018 Tax expense on Earnings from Continuing Operations includes an additional $120 million of tax expense for the transition tax associated with the TCJA, as well as the impact of approximately $90 million in excess tax benefits associated with share-based compensation.

2017 Tax expense on Earnings from Continuing Operations includes the net expense of $1.46 billion for the estimated impact of U.S. tax reform, as well as the tax associated with a $1.163 billion pretax gain on the sale of the AMO business. The provisional estimate of the impact of U.S. tax reform was based on Abbott’s initial analysis of the TCJA.

4)             2018 and 2017 Earnings and Diluted Earnings per Common Share from Discontinued Operations, net of taxes primarily relates to a net tax benefit as a result of the resolution of various tax positions from prior years.

5)             2018 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $2.797 billion, or $1.57 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

2017 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $4.047 billion, or $2.30 per share, for the estimated impact of U.S. tax reform, intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions, partially offset by a gain on the sale of the AMO business.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Fourth Quarter Ended December 31, 2018 and 2017

(in millions, except per share data)

(unaudited)

	4Q18
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$488	$(488)	—
Gross Margin	4,086	520	$4,606	59.3%
R&D	562	(2)	560	7.2%
SG&A	2,359	(91)	2,268	29.2%
Net foreign exchange (gain) loss	26	(28)	(2)
Debt extinguishment costs	86	(86)	—
Other (income) expense, net	(46)	13	(33)
Earnings from Continuing Operations before taxes	947	714	1,661
Tax expense on Earnings from Continuing Operations	292	(75)	217
Earnings from Continuing Operations	655	789	1,444
Diluted Earnings per Share from Continuing Operations	$0.37	$0.44	$0.81

Specified items reflect intangible amortization expense of $488 million and other expenses of $226 million, primarily associated with acquisitions, restructuring actions and other expenses, as well as $85 million of additional transition tax related to the TCJA. See page 18 for additional details regarding specified items.

	4Q17
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$560	$(560)	—
Gross Margin	3,747	694	$4,441	58.5%
R&D	619	(90)	529	7.0%
SG&A	2,477	(266)	2,211	29.1%
Interest expense, net	211	(5)	206
Other (income) expense, net	(134)	69	(65)
Earnings from Continuing Operations before taxes	574	986	1,560
Tax expense on Earnings from Continuing Operations	1,438	(1,181)	257
Earnings (Loss) from Continuing Operations	(864)	2,167	1,303
Diluted Earnings (Loss) per Share from Continuing Operations	$(0.50)	$1.24	$0.74

Note: The As Reported and As Adjusted amounts reflect the impact of adopting the new accounting rules related to the recognition of retirement benefits — See Footnote 1 on page 10 for additional information.

Specified items reflect intangible amortization expense of $560 million and other expenses of $426 million, primarily associated with acquisitions, restructuring actions and other expenses, and the estimated net impact of U.S. tax reform of $1.46 billion. See page 19 for additional details regarding specified items.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Year Ended December 31, 2018 and 2017

(in millions, except per share data)

(unaudited)

	12M18
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$2,178	$(2,178)	—
Gross Margin	15,694	2,453	$18,147	59.3%
R&D	2,300	(87)	2,213	7.2%
SG&A	9,744	(365)	9,379	30.7%
Interest expense, net	721	(2)	719
Net foreign exchange (gain) loss	28	(29)	(1)
Debt extinguishment costs	167	(167)	—
Other (income) expense, net	(139)	3	(136)
Earnings from Continuing Operations before taxes	2,873	3,100	5,973
Tax expense on Earnings from Continuing Operations	539	303	842
Earnings from Continuing Operations	2,334	2,797	5,131
Diluted Earnings per Share from Continuing Operations	$1.31	$1.57	$2.88

Specified items reflect intangible amortization expense of $2.178 billion and other expenses of $922 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 20 for additional details regarding specified items.

	12M17
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$1,975	$(1,975)	—
Gross Margin	13,006	3,153	$16,159	59.0%
R&D	2,260	(236)	2,024	7.4%
SG&A	9,182	(861)	8,321	30.4%
Interest expense, net	780	(24)	756
Other (income) expense, net	(1,413)	1,236	(177)
Earnings from Continuing Operations before taxes	2,231	3,038	5,269
Tax expense on Earnings from Continuing Operations	1,878	(1,009)	869
Earnings from Continuing Operations	353	4,047	4,400
Diluted Earnings per Share from Continuing Operations	$0.20	$2.30	$2.50

Note: The As Reported and As Adjusted amounts reflect the impact of adopting the new accounting rules related to the recognition of retirement benefits — See Footnote 1 on page 12 for additional information.

Specified items reflect intangible amortization expense of $1.975 billion and other expenses of $2.226 billion, primarily associated with acquisitions, including approximately $907 million of inventory step-up amortization related to St. Jude Medical and Alere Inc., charges related to restructuring actions and other expenses, partially offset by a gain of $1.163 billion from the sale of the AMO business. Tax expense includes the estimated net impact of U.S. tax reform of $1.46 billion. See page 21 for additional details regarding specified items.

A reconciliation of the fourth-quarter tax rates for continuing operations for 2018 and 2017 is shown below:

	4Q18
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$947	$292	30.8%	1)
Specified items	714	(75)
Excluding specified items	$1,661	$217	13.1%

	4Q17
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$574	$1,438	250.7%	2)
Specified items	986	(1,181)
Excluding specified items	$1,560	$257	16.5%

1)             Reported tax rate on a GAAP basis for the fourth quarter of 2018 includes the impact of an additional $85 million of tax expense for the transition tax associated with the TCJA.

2)             Reported tax rate on a GAAP basis for the fourth quarter of 2017 includes the estimated net impact of U.S. tax reform of $1.46 billion and the impact of approximately $30 million in excess tax benefits associated with share-based compensation.

A reconciliation of the full-year tax rates for continuing operations for 2018 and 2017 is shown below:

	12M18
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2,873	$539	18.8%	3)
Specified items	3,100	303
Excluding specified items	$5,973	$842	14.1%

	12M17
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2,231	$1,878	84.2%	4)
Specified items	3,038	(1,009)
Excluding specified items	$5,269	$869	16.5%

3)             Reported tax rate on a GAAP basis for 2018 includes the impact of an additional $120 million of tax expense for the transition tax associated with the TCJA, as well as the impact of approximately $90 million in excess tax benefits associated with share-based compensation.

4)             Reported tax rate on a GAAP basis for 2017 includes the estimated net impact of U.S. tax reform of $1.46 billion, the impact of taxes associated with a $1.163 billion pretax gain on the sale of the AMO business and the impact of approximately $120 million in excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Adjusted Historical Revenue

Fourth Quarter Ended December 31, 2018 and 2017

($ in millions) (unaudited)

	4Q18			4Q17				% Change vs. 4Q17
	Abbott	Rapid	Adjusted	Abbott	Discontinued	Rapid	Adjusted		Non-GAAP
	Reported	Diagnostics	Revenue	Reported	Business a)	Diagnostics	Revenue	Reported	Reported	Organic b)

Total Company	7,765	(548)	7,217	7,589	(18)	(540)	7,031	2.3	2.7	6.4
U.S.	2,755	(293)	2,462	2,676	(18)	(296)	2,362	3.0	4.3	4.3
Int’l	5,010	(255)	4,755	4,913	—	(244)	4,669	2.0	1.9	7.6
Total Nutrition	1,777	—	1,777	1,784	(18)	—	1,766	(0.4)	0.6	3.6
U.S.	762	—	762	769	(18)	—	751	(0.9)	1.5	1.5
Int’l	1,015	—	1,015	1,015	—	—	1,015	(0.1)	(0.1)	5.1
Adult	764	—	764	784	(18)	—	766	(2.5)	(0.2)	3.5
U.S.	295	—	295	319	(18)	—	301	(7.5)	(1.8)	(1.8)
Int’l	469	—	469	465	—	—	465	0.9	0.9	6.6
Total Diagnostics	1,961	(548)	1,413	1,906	—	(540)	1,366	2.9	3.5	7.4
U.S.	699	(293)	406	692	—	(296)	396	1.1	2.5	2.5
Int’l	1,262	(255)	1,007	1,214	—	(244)	970	3.9	3.9	9.4
Rapid Diagnostics	548	(548)	—	540	—	(540)	—	1.3	n/a	n/a
U.S.	293	(293)	—	296	—	(296)	—	(0.9)	n/a	n/a
Int’l	255	(255)	—	244	—	(244)	—	3.9	n/a	n/a

a) Reflects sales related to a non-core product line within the U.S. Adult Nutrition business, which was discontinued during the third quarter 2018.

b) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Adjusted Historical Revenue

Year Ended December 31, 2018 and 2017

($ in millions) (unaudited)

	12M18			12M17				% Change vs. 12M17
					Divested or
	Abbott	Rapid	Adjusted	Abbott	Discontinued	Rapid	Adjusted		Non-GAAP
	Reported	Diagnostics	Revenue	Reported	Businesses a)	Diagnostics	Revenue	Reported	Reported	Organic b)

Total Company	30,578	(2,072)	28,506	27,390	(205)	(540)	26,645	11.6	7.0	7.3
U.S.	10,839	(1,148)	9,691	9,673	(102)	(296)	9,275	12.1	4.5	4.5
Int’l	19,739	(924)	18,815	17,717	(103)	(244)	17,370	11.4	8.3	8.8
Total Nutrition	7,229	—	7,229	6,925	(18)	—	6,907	4.4	4.7	5.2
U.S.	3,075	—	3,075	3,031	(18)	—	3,013	1.5	2.1	2.1
Int’l	4,154	—	4,154	3,894	—	—	3,894	6.7	6.7	7.6
Adult	3,132	—	3,132	3,036	(18)	—	3,018	3.2	3.8	4.6
U.S.	1,232	—	1,232	1,254	(18)	—	1,236	(1.7)	(0.3)	(0.3)
Int’l	1,900	—	1,900	1,782	—	—	1,782	6.6	6.6	8.0
Total Diagnostics	7,495	(2,072)	5,423	5,616	—	(540)	5,076	33.5	6.8	6.7
U.S.	2,717	(1,148)	1,569	1,817	—	(296)	1,521	49.6	3.1	3.1
Int’l	4,778	(924)	3,854	3,799	—	(244)	3,555	25.8	8.4	8.3
Rapid Diagnostics	2,072	(2,072)	—	540	—	(540)	—	n/m	n/m	n/m
U.S.	1,148	(1,148)	—	296	—	(296)	—	n/m	n/m	n/m
Int’l	924	(924)	—	244	—	(244)	—	n/m	n/m	n/m
Total Medical Devices	11,370	—	11,370	10,325	(12)	—	10,313	10.1	10.2	9.1
U.S.	5,011	—	5,011	4,710	(6)	—	4,704	6.4	6.5	6.5
Int’l	6,359	—	6,359	5,615	(6)	—	5,609	13.2	13.4	11.3
Cardiovascular and Neuromodulation	9,437	—	9,437	8,911	(12)	—	8,899	5.9	6.0	5.0
U.S.	4,554	—	4,554	4,378	(6)	—	4,372	4.0	4.2	4.2
Int’l	4,883	—	4,883	4,533	(6)	—	4,527	7.7	7.9	5.9
Vascular	2,929	—	2,929	2,892	(12)	—	2,880	1.3	1.7	0.5
U.S.	1,126	—	1,126	1,180	(6)	—	1,174	(4.5)	(4.0)	(4.0)
Int’l	1,803	—	1,803	1,712	(6)	—	1,706	5.3	5.6	3.6

a) Reflects sales related to the AMO and St. Jude Medical vascular closure businesses prior to divesting in the first quarter 2017, and fourth quarter sales related to a non-core product line within the U.S. Adult Nutrition business, which was discontinued during the third quarter 2018.

b) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Fourth Quarter Ended December 31, 2018

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$21	$7	$488	$4	$520
R&D	(7)	5	—	—	(2)
SG&A	(82)	(9)	—	—	(91)
Net foreign exchange (gain) loss	—	(28)	—	—	(28)
Debt extinguishment costs	—	—	—	(86)	(86)
Other (income) expense, net	(1)	—	—	14	13
Earnings from Continuing Operations before taxes	$111	$39	$488	$76	714
Tax expense on Earnings from Continuing Operations (d)					(75)
Earnings from Continuing Operations					$789
Diluted Earnings per Share from Continuing Operations					$0.44

The table above provides additional details regarding the specified items described on page 13.

a)             Acquisition-related expenses include costs for tax and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for retention, severance, and the integration of systems, processes and business activities, and fair value adjustments to contingent consideration related to a business acquisition.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)              Other includes costs associated with the early extinguishment of debt, partially offset by a gain on investments.

d)             Reflects the net tax benefit associated with the specified items and additional tax expense for the transition tax associated with the TCJA.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Fourth Quarter Ended December 31, 2017

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$113	$21	$560	$—	$694
R&D	(35)	(2)	—	(53)	(90)
SG&A	(242)	(24)	—	—	(266)
Interest expense, net	(5)	—	—	—	(5)
Other (income) expense, net	69	—	—	—	69
Earnings from Continuing Operations before taxes	$326	$47	$560	$53	986
Tax expense on Earnings from Continuing Operations (d)					(1,181)
Earnings from Continuing Operations					$2,167
Diluted Earnings per Share from Continuing Operations					$1.24

The table above provides additional details regarding the specified items described on page 13.

a)             Acquisition-related expenses include bankers’ fees and costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization. Divestiture-related expenses include incremental costs to separate the divested businesses as well as bankers’ fees and costs for legal, accounting, tax, and other services related to the divestitures. Divestiture-related items also include any gains in the period related to the sale of Mylan N.V. ordinary shares.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)              Other expense primarily relates to the impairment of an R&D asset.

d)             Reflects net expense for the estimated tax impact of the TCJA, the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Year Ended December 31, 2018

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$123	$106	$2,178	$46	$2,453
R&D	(41)	1	—	(47)	(87)
SG&A	(346)	(19)	—	—	(365)
Interest expense, net	—	—	—	(2)	(2)
Net foreign exchange (gain) loss	—	(29)	—	—	(29)
Debt extinguishment costs	—	—	—	(167)	(167)
Other (income) expense, net	(2)	—	—	5	3
Earnings from Continuing Operations before taxes	$512	$153	$2,178	$257	3,100
Tax expense on Earnings from Continuing Operations (d)					303
Earnings from Continuing Operations					$2,797
Diluted Earnings per Share from Continuing Operations					$1.57

The table above provides additional details regarding the specified items described on page 14.

a)             Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)              Other includes the cost associated with the early extinguishment of debt, costs related to the acquisition of R&D assets and charges related to the impairment of certain assets, partially offset by a gain on investments.

d)             Reflects the net tax benefit associated with the specified items, additional tax expense for the transition tax associated with the TCJA and excess tax benefits associated with share based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Year Ended December 31, 2017

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$983	$195	$1,975	$—	$3,153
R&D	(72)	(105)	—	(59)	(236)
SG&A	(812)	(50)	—	1	(861)
Interest expense, net	(24)	—	—	—	(24)
Other (income) expense, net	1,285	(34)	—	(15)	1,236
Earnings from Continuing Operations before taxes	$606	$384	$1,975	$73	3,038
Tax expense on Earnings from Continuing Operations (d)					(1,009)
Earnings from Continuing Operations					$4,047
Diluted Earnings per Share from Continuing Operations					$2.30

The table above provides additional details regarding the specified items described on page 14.

a)             Acquisition-related expenses include bankers’ fees and costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization. The specified items in interest expense include amortization expense associated with acquisition-related bridge facility fees. Divestiture-related expenses include incremental costs to separate the divested businesses as well as bankers’ fees and costs for legal, accounting, tax, and other services related to the divestitures. Divestiture-related items also include any gains in the period related to the sale of Mylan N.V. ordinary shares.

b)             Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. Any gains related to the divestiture of a facility as part of a restructuring program are also included in this category.

c)              Other expense primarily relates to impairments of a financial instrument and an R&D asset as well as the acquisition of an R&D asset.

d)             Reflects net expense for the estimated tax impact of the TCJA, the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

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